Exhibit 99.1
Consolidated Financial Statements
Camino Natural Resources Holdings, LLC and Subsidiaries
As of and for the years ended December 31, 2025 and 2024 and Report of
Independent Auditors

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Ernst & Young LLP
370 17th Street
Suite 4800
Denver, CO 80202
Tel: +1 720 931 4000
Fax: +1 720 931 4444
ey.com
Report of Independent Auditors
The Board of Managers
Camino Natural Resources Holdings, LLC and Subsidiaries
Opinion
We have audited the consolidated financial statements of Camino Natural Resources Holdings,
LLC and Subsidiaries (the Company), which comprise the consolidated balance sheets as of
December 31, 2025 and 2024, and the related consolidated statements of operations, equity and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements").
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United
States of America (GAAS). Our responsibilities under those standards are further described in the
Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

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Auditor's Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.
Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks.
Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
April 14, 2026

The accompanying notes are an integral part of these consolidated financial statements.

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Camino Natural Resources Holdings, LLC and Subsidiaries
Consolidated Balance Sheets

	December 31,
	2025	2024
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents ..................................................................................	$33,293	$27,257
Accounts receivable, net of allowance for doubtful accounts of $696 and $549, respectively ..............................................................................................	87,403	63,317
Derivative instruments .......................................................................................	60,841	6,973
Prepaid and other current assets .........................................................................	1,562	1,746
Total current assets ..........................................................................................	183,099	99,293
Oil and natural gas properties, other property and equipment
Proved oil and natural gas properties, successful efforts method ......................	2,842,410	2,362,894
Accumulated depreciation, depletion and amortization .....................................	(985,265)	(788,532)
Unproved oil and natural gas properties ............................................................	318,364	374,782
Other property and equipment, net of accumulated depreciation of $5,016 and $4,278 respectively .....................................................................................	1,724	1,858
Total oil and natural gas properties, other property and equipment, net .........	2,177,233	1,951,002
Noncurrent assets
Investment in unconsolidated subsidiary ...........................................................	50,626	217,223
Derivative instruments .......................................................................................	14,269	1,299
Operating leases right-of-use assets ...................................................................	42,402	25,907
Other noncurrent assets ......................................................................................	8,619	7,453
Total assets .....................................................................................................	$2,476,248	$2,302,177
LIABILITIES
Current liabilities
Accounts payable ...............................................................................................	$33,942	$42,728
Accrued expenses ..............................................................................................	45,545	29,209
Revenue and royalties payable ...........................................................................	77,405	62,524
Derivative instruments .......................................................................................	—	4,713
Lease liabilities ..................................................................................................	45,215	12,524
Deferred drilling incentive .................................................................................	10,250	10,087
Other liabilities ..................................................................................................	10,821	12,715
Total current liabilities .....................................................................................	223,178	174,500
Noncurrent liabilities
Revolving credit facility ....................................................................................	415,000	270,000
Asset retirement obligations ...............................................................................	10,968	9,705
Derivative instruments .......................................................................................	418	10,068
Deferred drilling incentive .................................................................................	117,780	123,561
Lease liabilities ..................................................................................................	3,574	3,969
Other liabilities ..................................................................................................	380	171
Total liabilities .................................................................................................	771,298	591,974
Equity
Members' equity .................................................................................................	1,593,165	1,610,003
Non-controlling interest .....................................................................................	111,785	100,200
Total equity .......................................................................................................	1,704,950	1,710,203
Total liabilities and equity .................................................................................	$2,476,248	$2,302,177

The accompanying notes are an integral part of these consolidated financial statements.

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Camino Natural Resources Holdings, LLC and Subsidiaries
Consolidated Statements of Operations

	For the Year Ended December 31,
	2025	2024
	(in thousands)
Revenues
Oil revenues ............................................................................................................	$230,881	$243,177
Oil revenues with affiliate .......................................................................................	2,427	1,582
Natural gas revenues ...............................................................................................	33,646	27,702
Natural gas revenues with affiliate ..........................................................................	214,332	107,664
Natural gas liquid revenues .....................................................................................	23,153	28,682
Natural gas liquid revenues with affiliate ................................................................	160,776	134,691
Total revenues .......................................................................................................	665,215	543,498
Operating expenses
Lease operating expenses ........................................................................................	48,908	37,825
Transportation, processing, gathering and other operating expense .......................	14,539	16,363
Transportation, processing, gathering and other operating expense with affiliate ..	119,012	81,824
Production taxes ......................................................................................................	30,818	25,751
Depreciation, depletion, amortization and accretion of asset retirement obligations ...............................................................................................................	198,323	159,198
Exploration and impairment of unproved properties ...............................................	398	6,781
General and administrative expenses .......................................................................	24,908	21,278
Total operating expenses .......................................................................................	436,906	349,020
Loss on sale of oil and natural gas properties ..........................................................	3,405	1,709
Total operating income .........................................................................................	224,904	192,769
Other expense (income)
Interest expense .......................................................................................................	30,387	25,466
Net (gain) loss on derivative instruments ................................................................	(112,825)	6,073
Gain on disposition of equity method investment ...................................................	(61,425)	—
Income from equity investments .............................................................................	(9,488)	(16,614)
Other income ...........................................................................................................	(2,783)	(2,241)
Total other (income) expense ................................................................................	(156,134)	12,684
Net income ................................................................................................................	381,038	180,085
Net income attributable to non-controlling interest .................................................	22,845	12,020
Net income attributable to Camino Natural Resources Holdings, LLC .............	$358,193	$168,065

The accompanying notes are an integral part of these consolidated financial statements.

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Camino Natural Resources Holdings, LLC and Subsidiaries
Consolidated Statements of Equity

	Total Members' Equity	Non-Controlling Interest	Total Equity
	(in thousands)
Balance at December 31, 2023 .............................................	$1,576,516	$95,690	$1,672,206
Distributions ........................................................................	(134,411)	(7,500)	(141,911)
Deemed distribution to entity under common control .........	(167)	(10)	(177)
Net income ...........................................................................	168,065	12,020	180,085
Balance at December 31, 2024 .............................................	$1,610,003	$100,200	$1,710,203
Distributions ........................................................................	(374,886)	(11,250)	(386,136)
Deemed distribution to entity under common control .........	(145)	(10)	(155)
Net income ...........................................................................	358,193	22,845	381,038
Balance at December 31, 2025 .............................................	$1,593,165	$111,785	$1,704,950

The accompanying notes are an integral part of these consolidated financial statements.

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Camino Natural Resources Holdings, LLC and Subsidiaries
Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2025	2024
	(in thousands)
Cash flows from operating activities
Net income ..............................................................................................................	$381,038	$180,085
Adjustments to reconcile net income to net cash provided by operating activities:
Accretion of asset retirement obligations ..............................................................	727	625
Depreciation, depletion and amortization .............................................................	197,596	158,573
Loss on sale of oil and natural gas properties .......................................................	3,405	1,709
Gain on disposition of equity method investment .................................................	(61,425)	—
Amortization of drilling incentive .........................................................................	(10,118)	(10,087)
(Gain) loss on derivative instruments ...................................................................	(112,825)	6,073
Net received for derivative settlements .................................................................	31,623	67,650
Amortization of lease liability ..............................................................................	32	490
Impairment of unproved properties .......................................................................	398	6,721
Amortization of debt issuance costs ......................................................................	1,920	1,660
Amortization of phantom units .............................................................................	210	—
Income from equity investments ...........................................................................	(9,488)	(16,614)
Changes in operating assets and liabilities:
Accounts receivable ..............................................................................................	(25,302)	306
Prepaid and other assets ........................................................................................	219	(5)
Accounts payable and other liabilities ..................................................................	19,353	(12,706)
Net cash provided by operating activities ...........................................................	417,363	384,480
Cash flows from investing activities
Acquisition of oil and natural gas properties ...........................................................	(6,203)	(2,511)
Development of oil and natural gas properties ........................................................	(398,562)	(285,620)
Proceeds from sales of oil and natural gas properties and other assets ...................	898	221
Purchases of other property and equipment .............................................................	(728)	(714)
Proceeds from sale of equity method investment ....................................................	287,511	—
Investment in equity method investment .................................................................	(50,000)	—
Distributions from unconsolidated affiliates ............................................................	—	42,861
Net cash used in investing activities ......................................................................	(167,084)	(245,763)
Cash flows from financing activities
Distributions ............................................................................................................	(374,886)	(134,411)
Distribution to non-controlling interest ...................................................................	(11,250)	(7,500)
Proceeds from revolving credit facility ...................................................................	195,000	95,000
Repayment of revolving credit facility ....................................................................	(50,000)	(80,000)
Deferred financing cost ...........................................................................................	(3,107)	(5,887)
Net cash used in financing activities .....................................................................	(244,243)	(132,798)
Increase in cash and cash equivalents ........................................................................	6,036	5,919
Cash and cash equivalents, beginning of period ........................................................	27,257	21,338
Cash and cash equivalents, end of period ..............................................................	33,293	27,257
Supplemental schedule of additional cash flow information:
Cash paid for interest ..............................................................................................	$25,683	$21,644
Lease liabilities .......................................................................................................	$59,614	$11,880
Change in accruals related capital expenditures ......................................................	$(6,739)	$(6,480)

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Camino Natural Resources Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements
Note 1 - Organization
Camino Natural Resources Holdings, LLC, a Delaware Limited Liability Company, together with its subsidiaries
("Camino Holdings" or "the Company") is an independent oil and natural gas company focused on the acquisition, optimization and development of crude oil and associated liquids rich natural gas reserves. The Company's assets are concentrated in the Merge, STACK and SCOOP plays, located in the Anadarko Basin of Oklahoma.
The Company owns 92.5% of the outstanding membership interests in Camino Natural Resources, LLC ("Camino") and its consolidated subsidiaries and 100% of the outstanding membership interests in Land Run Minerals II, LLC ("Land
Run"). The results of operations attributable to the non-controlling interest in Camino are presented within equity and net income and are shown separately from the equity and net income attributable to the Company. Refer to the consolidated statements of equity for a summary of activity attributable to the non-controlling interest.
The Company has a 10.1% ownership interest in Sterling Way Holdings, LLC ("Sterling Way"), which owns Iron Horse
Midstream Holdings, LLC, ("Iron Horse") a Delaware limited liability company and is accounted for as an equity method investment. Iron Horse is a natural gas midstream business focused on gathering, transportation, processing and treating assets. See Note 10 - Equity Method Investment for further details.
The Company is indirectly owned, through various entities, by NGP XI US Holdings, L.P ("NGP XI"), NGP XII US
Holdings, L.P ("NGP XII"), third party investors and management members. Together NGP XI and NGP XII, affiliates of Natural Gas Partners ("NGP"), indirectly own approximately 76% of the Company.
Note 2 - Basis of Presentation and Significant Accounting Policies
Basis of Presentation
The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our significant accounting policies are discussed below. All intercompany accounts and transactions were eliminated in consolidation.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect revenues, expenses, assets, liabilities and the disclosure of commitments and contingencies.
Changes in facts and circumstances or discovery of new information may result in revised estimates, and actual results could differ from those estimates.
The Company's consolidated financial statements are based on a number of significant estimates, including estimates of natural gas, NGLs and oil reserve quantities, which are the basis for the calculation of depletion and impairment of oil and natural gas properties. Reserve estimates, by their nature, are inherently imprecise. Other items in the Company's consolidated financial statements that involve the use of significant estimates include derivative assets and liabilities, impairment of unproved properties, determining fair value and allocating purchase price in connection with business combinations and asset acquisitions, asset retirement obligations and commitments and contingencies.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash in banks and investments readily convertible into cash, which have original maturities of three months or less.
Accounts Receivable
Accounts receivable consists mainly of receivables from oil and natural gas purchasers and from joint interest owners on properties the Company operates. For receivables from joint interest owners, the Company typically has the ability to withhold future revenue disbursements to recover non-payment of joint interest billings. Accordingly, the Company's oil and natural gas receivables are generally collected, and the Company has minimal bad debts.
Although diversified among many companies, collectability is dependent upon the financial wherewithal of each individual company and is influenced by the general economic conditions of the industry. Receivables are not collateralized, and the Company therefore establishes an allowance for doubtful accounts equal to the portions of its accounts receivable for which collectability is not reasonably assured. As of December 31, 2025 and 2024, the Company had an allowance for doubtful accounts of $0.7 million and $0.5 million, respectively.

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Camino Natural Resources Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements
The Company is subject to credit risk resulting from the concentration of its oil, natural gas and NGL receivables with several significant purchasers. The future availability of a ready market for oil, natural gas and NGLs depends on numerous factors outside the Company's control, none of which can be predicted with certainty. The Company does not believe the loss of any single purchaser would materially impact its results of operations because oil, natural gas and
NGLs are fungible products with well-established markets and numerous purchasers. For the years ended December 31,
2025 and 2024, two purchasers accounted for approximately 88% and 84% of revenue, respectively.
Oil and Natural Gas Properties
Oil and natural gas producing activities are accounted for using the successful efforts method of accounting. Under this method, the costs incurred to acquire, drill and complete development wells are capitalized to proved properties.
Exploration costs, including personnel and other internal costs, geological and geophysical expenses, delay rentals for oil and natural gas leases and costs associated with unsuccessful lease acquisitions are charged to expense as incurred. Costs of drilling exploratory wells are initially capitalized but are charged to expense if the well is determined to be unsuccessful. As of December 31, 2025 and 2024, there were no costs capitalized in connection with exploratory wells.
Costs to operate, repair and maintain wells and field equipment are expensed as incurred.
Proved Properties
Costs incurred to obtain access to proved reserves and to provide facilities for extracting, treating, gathering and storing oil and natural gas are capitalized. All costs incurred to drill and equip successful exploratory wells, development wells, development-type stratigraphic test wells and service wells, including unsuccessful development wells, are capitalized.
Capitalized costs are depleted on a unit-of-production method based on proved oil, natural gas and NGL reserves.
Net carrying values of retired, sold or abandoned properties that constitute less than a complete unit of depreciable property are charged or credited, net of proceeds, to depreciation and amortization and accretion unless doing so significantly affects the unit-of-production amortization rate, in which case a gain or loss is recognized. Gains or losses from the disposal of complete units of depreciable property are recorded in the consolidated statements of operations.
The Company reviews its proved oil and natural gas properties for impairment whenever events and circumstances indicate that a decline in the recoverability of its carrying value may have occurred. There were no impairments of proved oil and natural gas properties for the years ended December 31, 2025 and 2024.
Unproved Properties
Unproved properties consist of costs to acquire undeveloped leases as well as costs to acquire unproved reserves and they are both capitalized as incurred. These consist of costs incurred in obtaining a mineral interest or right in a property, such as a lease in addition to broker fees, recording fees and other similar costs related to acquiring properties. Leasehold costs are classified as unproved until proved reserves are discovered on or otherwise attributed to the property, at which time related costs are transferred to proved oil and natural gas properties.
Unproved properties are routinely evaluated for continued capitalization or impairment. On a quarterly basis, the
Company assesses undeveloped leasehold costs for impairment by considering, among other things, remaining lease terms, future drilling plans and capital availability to execute such plans, commodity price outlooks, recent operational results, reservoir performance and geology, and estimated acreage value based on prices received for similar, recent acreage transactions by the Company or other market participants. Changes in assumptions of the estimated nonproductive portion of our undeveloped leases could result in additional impairment expense. During the years ended
December 31, 2025 and 2024, the Company recorded lease expirations of $0.4 million and $6.7 million, respectively, included in impairment of unproved properties on the consolidated statements of operations.
Other Property and Equipment
Other property and equipment such as office furniture and equipment, buildings, vehicles and other computer hardware and software is recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from three to twenty years. Major renewals and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred. When other property and equipment is sold or retired, the capitalized costs and related accumulated depreciation are removed from the accounts.

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Camino Natural Resources Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements
Asset Retirement Obligations
The Company is obligated to dispose of certain long-lived assets upon their abandonment. The Company's asset retirement obligations ("AROs") relate primarily to its obligation to plug and abandon oil and natural gas wells at the end of their lives. AROs are recorded at estimated fair value, measured by reference to the expected future cash outflows required to satisfy the retirement obligations, which is then discounted at the Company's credit-adjusted, risk-free interest rate. Revisions to estimated AROs often result from changes in retirement cost estimates or changes in the estimated timing of abandonment. The fair value of the liability is added to the carrying amount of the associated asset, and this additional carrying amount is depreciated over the life of the asset. The liability is accreted at the end of each period through charges to operating expense. For additional discussion, please refer to Note 8 - Asset Retirement Obligations.
Derivative Financial Instruments
In order to manage its exposure to natural gas, NGLs and oil price volatility, the Company enters into derivative transactions from time to time, which may include commodity swap agreements, basis swap agreements, collar agreements and other similar agreements related to the price risk associated with the Company's production. To the extent the legal right of offset exists with a counterparty, the Company reports derivative assets and liabilities on a net basis. The Company has exposure to credit risk to the extent that the counterparty is unable to satisfy its settlement obligations. The Company actively monitors the creditworthiness of counterparties and assesses the impact, if any, on its derivative positions.
The Company records derivative instruments on the consolidated balance sheets as either assets or liabilities measured at fair value and records changes in the fair value of derivatives in current earnings as they occur. Changes in the fair value of commodity derivatives, including gains or losses on settled derivatives, are classified as revenues on the Company's consolidated statements of operations. The Company's derivatives have not been designated as hedges for accounting purposes. For additional discussion, please refer to Note 6 - Derivative Financial Instruments.
Leases
The Company determines if an arrangement is, or contains, a lease at inception based on whether that contract conveys the right to control the use of an identified asset in exchange for consideration for a period of time. Operating leases are included in right-of-use assets ("ROU assets") and lease liabilities (current and non-current) in the consolidated balance sheets. Financing leases are included in properties and equipment, net and lease liabilities (current and non-current) in the consolidated balance sheets. Short-term leases (a lease that, at commencement, has a lease term of one year or less and does not contain a purchase option that the Company is reasonably certain to exercise) are not recognized in ROU assets and lease liabilities. For all operating leases, lease and non-lease components are accounted for as a single lease component.
ROU assets represent the Company's right to use an underlying asset for the lease term and lease liabilities represent the
Company's obligation to make lease payments arising from the leases. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of minimum lease payments over the lease term. Most leases do not provide an implicit interest rate; therefore, the Company uses its incremental borrowing rate based on the information available at the inception date to determine the present value of the lease payments. Lease terms include options to extend the lease when it is reasonably certain that the Company will exercise that option. Lease cost for lease payments is recognized on a straight-line basis over the lease term. Certain leases have payment terms that vary based on the usage of the underlying assets. Variable lease payments are not included in ROU assets and lease liabilities. For additional discussion, please refer to Note 11 - Commitments and Contingencies.
Revenue Recognition
The Company derives revenue primarily from the sale of produced oil, natural gas, and NGLs. Revenue is recognized when a performance obligation is satisfied by transferring control of the produced oil, natural gas or NGLs to the customer. For all commodity products, the Company records revenue in the month production is delivered to the purchaser based on estimates of the amount of production delivered to the purchaser and the price the Company will receive. Payments are generally received between 30 and 90 days after the date of production. Variances between estimated sales and actual amounts received are insignificant and are recorded in the month payment is received.

10

Camino Natural Resources Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements
Payments for product sales are received one to three months after delivery. At the end of each month when the performance obligation is satisfied and the amount of production delivered and the price received can be reasonably estimated, amounts due from customers are accrued in accounts receivable trade, net in the consolidated balance sheets.
Under the Company's contracts, each monthly delivery of product represents a separate performance obligation, therefore, future volumes are wholly unsatisfied, and disclosure of the transaction price allocated to remaining performance obligations is not required.
Oil Sales
The Company's oil sales contracts are generally structured where it delivers oil to the purchaser at a contractually agreed-
upon delivery point at which the purchaser takes custody, title and risk of loss of the product. Under this arrangement, the Company or a third party transports the product to the delivery point and receives a specified index price from the purchaser with no deduction. In this scenario, the Company recognizes revenue when control transfers to the purchaser at the delivery point based on the price received from the purchaser. Oil revenues are recorded net of any third-party transportation fees and other applicable differentials in the Company's consolidated statements of operations.
Natural Gas and Natural Gas Liquids Sales
Under the Company's natural gas processing contracts, it delivers natural gas to a midstream processing entity at the wellhead, battery facilities or the inlet of the midstream processing entity's system. The midstream processing entity gathers and processes the natural gas and remits proceeds to the Company for the resulting sales of natural gas liquids and residue gas. In these scenarios, the Company evaluates whether it is the principal or the agent in the transaction. For those contracts where the Company has concluded it is the principal and the ultimate third party is its customer, the
Company recognizes revenue on a gross basis, with transportation, gathering, processing, treating and compression fees presented as an expense in its consolidated statements of operations.
In certain natural gas processing agreements, the Company may elect to take its residue gas and/or natural gas liquids in-
kind at the tailgate of the midstream entity's processing plant and subsequently market the product. Through the marketing process, the Company delivers product to the ultimate third-party purchaser at a contractually agreed-upon delivery point and receives a specified index price from the purchaser. In this scenario, the Company recognizes revenue when control transfers to the purchaser at the delivery point based on the index price received from the purchaser. The gathering, processing, treating and compression fees attributable to the gas processing contract, as well as any transportation fees incurred to deliver the product to the purchaser, are presented as transportation, gathering, processing, treating and compression expense in the Company's consolidated statements of operations.
Taxes collected and remitted to governmental agencies on behalf of customers are not included in revenues or costs and expenses.
Equity Method Investment
The Company accounts for its corporate joint ventures under the equity method of accounting in accordance with ASC
323, Investments - Equity Method and Joint Ventures. The Company applies the equity method of accounting to investments of less than 50% in an investee over which the Company exercises significant influence but does not have control, and investments of greater than 50% in an investee over which the Company does not exercise significant influence or have control. Under the equity method of accounting, the Company's share of the investee's earnings or loss is recognized in the consolidated statements of operations.
Judgment regarding the level of influence over each equity method investment includes considering key factors such as ownership interest, representation on the board of directors, participation in policy-making decisions, material intra-
entity transactions and extent of ownership by an investor in relation to the concentration of other shareholdings.
Additionally, an investment in a limited liability company that maintains a specific ownership account for each investor shall be viewed as similar to an investment in a limited partnership for purposes of determining whether a non-
controlling investment shall be accounted for using the cost method or the equity method.
The Company accounts for distributions received from equity method investees under the "nature of the distribution"
approach. Under this approach, distributions received from equity method investees are classified on the basis of the nature of the activity or activities of the investee that generated the distribution as either a return on investment

11

Camino Natural Resources Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements
(classified as cash inflows from operating activities) or a return of investment (classified as cash inflows from investing activities).
The Company reviews its investments to determine if a loss in value which is other than a temporary decline has occurred. If such a loss has occurred, the Company recognizes an impairment provision. There were no impairments of the Company's equity investments for the years ended December 31, 2025 and 2024. For additional discussion, please refer to Note 10 - Equity Method Investments.
Incentive Units
Incentive units are accounted for as profit interests under ASC 718, Compensation - Stock Compensation ("ASC 718").
Incentive units participate in certain events where upon distributions are made to the incentive unit holders following a qualifying distribution or initial public offering, sale, merger or other qualifying transaction ("Fundamental Change").
The fair value of incentive units, when considered probable, is determined based on the terms of the arrangement. As of year-end, distribution to incentive unitholders was not deemed probable, therefore no expense was recognized to date or for the year ended December 31, 2025.
Phantom Units
The Company periodically awards phantom units to certain employees as a long-term incentive plan. Each phantom unit represents a hypothetical investment pursuant to which a participant is deemed to have made a capital contribution in exchange for company interests. Holders of the phantom units will receive payments upon either of two events: 1)
interim distributions to equity interest owners and 2) a fundamental change. Both of the aforementioned events are defined in the phantom unit plan document. A discretionary portion of the phantom units vest immediately on the grant date, while the remainder of the phantom units granted are time-based units that vest 33.33% on each of the first three anniversaries of the grant date so long as the participant remains an employee or independent contractor with the
Company. All obligations to the holders of phantom units will be settled with cash, and the phantom units will expire if a fundamental change does not occur by the seventh anniversary of the grant date. Holders of the phantom units do not have voting rights or any rights of ownership to or in any equity interest in, or assets of, the Company.
The Company accounts for these awards in accordance with ASC 450, Loss Contingencies ("ASC 450") and ASC 710,
Compensation - General. Expense associated with interim distributions will be recorded when payment is both probable and reasonably estimable. Expense associated with a fundamental change will be recorded when a fundamental change occurs as it is not considered probable until it occurs. For the years ended December 31, 2025 and 2024, the Company recognized $5.0 million and $1.4 million, respectively, of general and administrative expense attributable to phantom unit payments that occurred or were probable of occurring.
Income Taxes
The Company is a limited liability company treated as a pass-through entity for U.S. federal, state, and local income tax purposes. Accordingly, members are taxed on their allocable share of taxable income or loss as determined under the
Company's operating agreement.
The Company has evaluated its tax positions and concluded that it has no uncertain tax positions. The Company recognizes interest and penalties related to income taxes as income tax expense, of which there were none for the periods presented.
Under the Internal Revenue Service ("IRS") rules, adjustments resulting from an IRS audit may be assessed at the partnership level on behalf of its members. As of December 31, 2025, the Company has no tax years under audit.

12

Camino Natural Resources Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements
Note 3 - Accounts Receivable and Accrued Expenses
Accounts receivable are comprised of the following for the periods indicated:

	December 31,
(in thousands)	2025	2024
Accrued oil, natural gas and NGL receivable .............................................................	$64,225	$47,910
Joint interest billings, net ............................................................................................	16,988	10,124
Receivables with entities under common control ........................................................	5,073	503
Other ...........................................................................................................................	1,117	4,780
Accounts receivable, net .............................................................................................	$87,403	$63,317
Accrued expenses are comprised of the following for the periods indicated:

	December 31,
(in thousands)	2025	2024
Accrued capital expenditures .....................................................................................	$35,349	$22,062
Accrued lease operating expenses ..............................................................................	3,432	2,532
Other ..........................................................................................................................	6,764	4,615
Total ...........................................................................................................................	$45,545	$29,209
Revenue and royalties payables are comprised of the following for the periods indicated:

	December 31,
(in thousands)	2025	2024
Revenue suspense ......................................................................................................	$60,622	$51,311
Accrued production taxes ..........................................................................................	2,148	1,299
Accrued revenue deductions ......................................................................................	13,750	9,491
Other ..........................................................................................................................	885	423
Total ...........................................................................................................................	$77,405	$62,524
Note 4 - Acquisitions and Divestitures
2025 Activity
Other Acquisitions
During the year ended December 31, 2025, the Company acquired from third parties, a combination of new leases and additional working interests in wells it operates through a number of separate, individually insignificant negotiated transactions for aggregate cash consideration of $6.2 million, all of which were accounted for as asset acquisitions.
2024 Activity
Other Acquisitions
During the year ended December 31, 2024, the Company acquired from third parties, a combination of new leases and additional working interests in wells it operates through a number of separate, individually insignificant negotiated transactions for aggregate cash consideration of $2.4 million, all of which were accounted for as asset acquisitions.
Note 5 - Debt
Credit Agreement
On May 3, 2024, Camino, as borrower, entered into an amended and restated credit agreement (the "Credit Agreement")
with JPMorgan Chase Bank, N.A. ("JPMorgan"), as administrative agent, and the lenders party thereto. In connection with the Credit Agreement, Camino Holdings entered into an amended and restated security agreement, pursuant to

13

Camino Natural Resources Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements
which Camino Holdings granted, on a non-recourse basis, liens and a security interest in all of its equity interests in
Camino.
On November 6, 2025, the Credit Agreement was amended pursuant to Amendment No. 1, which, among other things, increased the borrowing base from $600.0 million to $800.0 million, increased aggregate elected commitments from
$500.0 million to $600.0 million, extended the maturity to November 6, 2029, eliminated the 0.10% credit spread applicable to term SOFR borrowings, and modified the unused commitment fee to range from 0.375% to 0.50%.
Borrowings under the Credit Agreement bear interest, at the Company's option, at either (i) the alternate base rate
("ABR") plus an applicable margin ranging from 1.75% to 2.75%, or (ii) adjusted term SOFR plus 0.10% and an applicable margin ranging from 2.75% to 3.75%, in each case based on utilization of the credit facility. ABR is defined as the greatest of (a) the prime rate, (b) the Federal Reserve Bank of New York rate plus 0.5%, or (c) one-month adjusted term SOFR plus 1.0%. Term SOFR borrowings may have one-, three- or six-month interest periods as selected by the
Company. Interest on SOFR borrowings is payable at the end of the applicable interest period, and interest on ABR borrowings is payable quarterly in arrears.
Borrowings under the Credit Agreement are secured by first priority liens on substantially all of the Company's and its subsidiaries' assets, including oil and natural gas properties representing at least 90% of the value of the Company's proved reserves, subject to customary exceptions. Borrowing availability under the Credit Agreement is limited to the lesser of the borrowing base and the aggregate elected commitments. The borrowing base is subject to semiannual redeterminations, generally in the spring and fall, based primarily on the value of the Company's proved oil and natural gas reserves.
At December 31, 2025, outstanding borrowings under the Credit Agreement were $415.0 million, with $185.0 million of available borrowing capacity. The weighted average interest rate on borrowings was 7.61% and 8.46% for the years ended December 31, 2025 and 2024, respectively.
The Credit Agreement contains customary financial covenants, including a requirement to maintain (i) a consolidated total leverage ratio of less than 3.00 to 1.00 and (ii) a current ratio greater than 1.00 to 1.00. As of December 31, 2025, the Company was in compliance with all financial covenants.
Debt Issuance Costs
Costs incurred in connection with the execution of the Company's credit agreement and any amendments thereto are capitalized and amortized over the terms of the arrangement on a straight-line basis. As of December 31, 2025 and 2024, unamortized debt issuance costs of $7.7 million and $6.5 million, respectively, were included in other non-current assets on the consolidated balance sheets, stated at cost net of accumulated amortization. These costs are being amortized to interest expense ratably over the life of the Credit Agreement, which approximates the effective interest method.
Note 6 - Derivative Financial Instruments
Commodity Contracts
The Company uses derivative instruments to mitigate volatility in commodity prices. While the use of these instruments limits the downside risk of adverse price changes, their use may also limit future cash flow from favorable price changes.
The Company may use commodity derivative instruments known as fixed price swaps to realize a known price for a specific volume of production, basis swaps to hedge the difference between the index price and a local index price, or collars to establish fixed price floors and ceilings. All transactions are settled in cash with one party paying the other for the resulting difference in price multiplied by the contract volume.

14

Camino Natural Resources Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements
The following table summarizes the approximate volumes and average contract prices of swap contracts the Company had in place as of December 31, 2025:

	2026	2027	2028
Crude Oil Fixed Price Swaps:
Notional volumes (Bbl) ...........................................................	1,985,699	1,090,638	264,254
Weighted average floor price ($/Bbl) (1) ..................................	$66.00	$62.72	$62.73
Natural Gas Fixed Price Swaps:
Notional volumes (MMBtu) ....................................................	54,720,580	50,584,141	19,487,307
Weighted average ceiling price ($/MMBtu) ...........................	$3.82	$3.89	$3.77
Natural Gas Collars:
Notional volumes (MMBtu) ....................................................	590,000	—	—
Weighted average ceiling price ($/MMBtu) ............................	$6.90	$—	$—
Weighted average floor price ($/MMBtu) ...............................	$3.75	$—	$—
Natural Gas Basis Fixed Price Swaps:
Notional volumes (MMBtu) ....................................................	60,978,260	50,584,140	19,487,305
Weighted average price ($/MMBtu) ........................................	$(0.36)	$(0.38)	$(0.34)
Natural Gas Liquid Fixed Price Swaps:
Notional volumes (Bbl) ...........................................................	4,890,492	2,869,059	868,328
Weighted average price ($/Bbl) ...............................................	$29.43	$27.76	$26.92
(1)These crude oil swap transactions are settled based on the NYMEX WTI oil price on each trading day within the specified monthly settlement period versus the contractual swap price for the volumes stipulated.
The following table presents the impact of the Company's derivative instruments for the periods presented:

	Year Ended December 31,
(in thousands)	2025	2024
(Gain) loss on derivative instruments, net .................................................................	$(112,825)	$6,073
Offsetting of Derivative Assets and Liabilities.
The Company's commodity derivatives are included in the accompanying consolidated balance sheets as derivative assets and liabilities. The Company nets its financial derivative instrument fair value amounts executed with the same counterparty pursuant to ISDA master netting agreements, which provide for net settlement over the term of the contract and in the event of default or termination of the contract.

15

Camino Natural Resources Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements
The tables below summarize the fair value amounts and classification in the consolidated balance sheets of the
Company's derivative contracts outstanding at the respective balance sheet dates, as well as the gross recognized derivative assets, liabilities and offset amounts:

(in thousands)	Balance Sheet Classification	Gross Amounts	Netting Adjustments	Net Amounts Presented on the Balance Sheet
December 31, 2025:
Assets:
Derivative instruments ...................	Current assets	$64,106	$(3,265)	$60,841
Derivative instruments ...................	Non-current assets	18,762	(4,493)	14,269
Total assets ..................................		$82,868	$(7,758)	$75,110
Liabilities:
Derivative instruments ...................	Current liabilities	$(3,265)	$3,265	$—
Derivative instruments ...................	Non-current liabilities	(4,911)	4,493	(418)
Total liabilities ............................		$(8,176)	$7,758	$(418)

December 31, 2024:
Assets:
Derivative instruments ...................	Current assets	$19,390	$(12,417)	$6,973
Derivative instruments ...................	Non-current assets	4,435	(3,136)	1,299
Total assets ..................................		$23,825	$(15,553)	$8,272
Liabilities:
Derivative instruments ...................	Current liabilities	$(17,130)	$12,417	$(4,713)
Derivative instruments ...................	Non-current liabilities	(13,204)	3,136	(10,068)
Total liabilities ............................		$(30,334)	$15,553	$(14,781)
Additional Disclosures about Derivative Instruments
The use of derivative instruments involves the risk that the counterparties will be unable to meet their obligations under the agreements. The Company mitigates its exposure to any single counterparty by contracting with a number of financial institutions, each of which have a high credit rating and is a member of its bank credit facility. The Company's member banks do not require it to post collateral for its hedge liability positions.
Counterparties to the Company's derivative instruments are also lenders under its Credit Agreement. The Company's
Credit Agreement and derivative instruments contain certain cross default and acceleration provisions that may require immediate payment of the Company's liabilities thereunder if the Company defaults on other material indebtedness. The
Company also has netting arrangements with each of its counterparties that allow it to offset assets and liabilities from separate derivative contracts with that counterparty.
As of December 31, 2025, the Company had commodity derivative contracts with nine counterparties, all of which are members of the Company's credit facility lender group.
Note 7 - Fair Value Measurements
The Company has categorized its assets and liabilities measured at fair value, based on the priority of inputs to the valuation technique, into a three-level fair value hierarchy. Level 1 inputs are the highest priority and consist of unadjusted quoted prices in active markets for identical assets and liabilities. Level 2 are inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. Level 3 are unobservable inputs for an asset or liability.

16

Camino Natural Resources Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements
Financial Assets and Liabilities
The following tables set forth by level within the fair value hierarchy the Company's financial assets and liabilities that were accounted for at fair value on a recurring basis:

	As of December 31, 2025		As of December 31, 2024
(in thousands)	Derivative Assets	Derivative Liabilities	Derivative Assets	Derivative Liabilities
Derivative assets/liabilities - current ...........................	$60,841	$—	$6,973	$(4,713)
Derivative assets/liabilities - non-current ....................	14,269	(418)	1,299	(10,068)
	$75,110	$(418)	$8,272	$(14,781)
Both financial and non-financial assets and liabilities are categorized within the above fair value hierarchy based on the lowest level of input that is significant to the fair value measurement. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgement and considers factors specific to the asset or liability. The following is a description of the valuation methodologies used by the Company as well as the general classification of such instruments pursuant to the above fair value hierarchy. There were no transfers between any of the fair value levels during any period presented.
Derivatives
The Company uses Level 2 inputs to measure the fair value of its oil and natural gas commodity derivatives. The
Company uses industry-standard models that consider various assumptions including current market and contractual prices for the underlying instruments, implied market volatility, time value, nonperformance risk, as well as other relevant economic measures. Substantially all of these inputs are observable in the marketplace throughout the full term of the instrument and can be supported by observable data. The Company utilizes its counterparties' valuations to assess the reasonableness of its own valuations. For additional discussion, please refer to Note 6 - Derivative Financial
Instruments for details of the gross and net derivative assets, liabilities and offset amounts as presented in the consolidated balance sheets.
Other Financial Instruments
The carrying amount of cash and cash equivalents, receivables, prepaid expenses and other current assets, payables and other accrued liabilities approximate their fair value due to the short-term maturities and/or liquid nature of these assets and liabilities. The carrying value of the amounts outstanding under the Credit Agreement approximate fair value because the variable interest rates are reflective of current market conditions.
Acquisitions of Proved and Unproved Properties
Assets acquired and liabilities assumed under transactions that meet the criteria of a business combination are recorded at fair value on the acquisition date using an income valuation technique based on inputs that are not observable in the market and therefore represent Level 3 inputs. Significant inputs to the valuation of acquired oil and gas properties include estimates of: (i) reserves; (ii) production rates; (iii) future operating and development costs; (iv) future commodity prices, including price differentials; (v) future cash flows; and (vi) a market participant-based weighted average cost of capital rate. These inputs require significant judgments and estimates by the Company's management at the time of the valuation.
Assets acquired and liabilities assumed under transactions that do not meet the criteria of a business combination are accounted for as an asset acquisition and are recorded based on the fair value of the total consideration transferred on the acquisition date using the lowest observable inputs available.

17

Camino Natural Resources Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements
Note 8 - Asset Retirement Obligations
The following table summarizes changes in the Company's asset retirement obligations for the periods presented:

	Year Ended December 31,
(in thousands)	2025	2024
Asset retirement obligations, beginning of period ......................................................	$9,705	$8,419
Additional liabilities incurred ...................................................................................	622	689
Liabilities settled and divested .................................................................................	—	(13)
Accretion expense ....................................................................................................	727	625
Revisions of estimated liabilities ..............................................................................	(86)	(15)
Asset retirement obligations, end of period ................................................................	$10,968	$9,705
Note 9 - Equity
The Company is governed by the third amended and restated limited liability agreement (the "LLC Agreement") dated
October 23, 2023. On July 1, 2024, the Company entered into amendment No. 1 to the LLC Agreement, which provides that the Company shall be dissolved upon the occurrence of either of the following: 1) the sale, disposition or termination of substantially all of the property then owned by the Company or 2) the consent in writing of the managing member.
Under the LLC Agreement no member will be liable for the debts, liabilities, contracts or other obligations of the
Company in excess of their contributed capital. Earnings and losses of the Company are allocated to the members'
separate capital accounts as set forth in the LLC Agreement, which are not necessarily consistent with each member's ownership interest.
During the year ended December 31, 2025 and 2024, the Company recorded distributions of $374.9 million and $134.4 million, respectively.
Note 10 - Equity Method Investment
On July 15, 2025, the Company sold its previously held 40% equity method investment in Iron Horse as part of a sale transaction to Sterling Way. As a result of the sale transaction, the Company derecognized its equity method investment in Iron Horse. The Company received cash proceeds of $287.5 million as part of the sale transaction and recognized a gain of $61.4 million, which is included in the consolidated statement of operations for the year ended December 31,
2025.
The Company elected to participate in the new ownership structure of Iron Horse through a 10.1% investment in Sterling
Way, which owns 100% of Iron Horse. In connection with the transaction, the Company contributed $50.0 million in exchange for this investment. The investment in Sterling Way was initially recorded at cost of $50.0 million on the transaction date and is accounted for under the equity method because the Company has the ability to exercise significant influence.
There were no distributions received from Iron Horse during 2025. During 2024, the Company received $42.9 million in distributions of cash from Iron Horse, which was included as a reduction in investment on the accompanying consolidated balance sheets.

18

Camino Natural Resources Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements
The following table is a reconciliation of investments in unconsolidated affiliates for the years ended December 31, 2024 and 2025:

(in thousands)	Iron Horse
Balance at December 31, 2023 ..................................................................................................................	$243,471
Distributions received ...............................................................................................................................	(42,861)
Income from equity method investment ....................................................................................................	16,613
Balance at December 31, 2024 ..................................................................................................................	$217,223
Distributions received ...............................................................................................................................	—
Income from equity method investment ....................................................................................................	8,862
Carrying value of investment derecognized upon sale ..............................................................................	(226,085)
Balance at December 31, 2025 ..................................................................................................................	$—

(in thousands)	Sterling Way
Balance at December 31, 2024 ..................................................................................................................	$—
Contribution on July 15, 2025 ...................................................................................................................	50,000
Distributions received ...............................................................................................................................	—
Income from equity method investment ....................................................................................................	626
Balance at December 31, 2025 ..................................................................................................................	$50,626
Note 11 - Commitments and Contingencies
Lease Commitments
At contract inception, the Company determines whether or not an arrangement contains a lease. Upon determination of a lease, a ROU asset and related liability are recorded based on the present value of the future lease payments over the lease term. ROU assets represent the Company's right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make future lease payments arising from the lease.
The Company has operating leases for office equipment, compressor services, hydraulic fracturing services and other leases. These leases have remaining terms ranging from one month to three years, including options to extend or early terminate. These options are considered in determining the lease term and are included in the present value of future payments that are recorded for leases when the Company is reasonably certain it will exercise the option. The Company recognizes a right-of-use asset and lease liability on the balance sheet for all leases with lease terms of greater than one year.
The following table presents the components of the Company's lease expenses for the periods presented:
Year Ended December 31,

	Year Ended December 31,
(in thousands)	2025	2024
Operating lease costs ................................................................................................	$48,835	$37,200
Variable lease costs ..................................................................................................	700	2,391
Short-term lease costs ...............................................................................................	153,685	97,095
Total lease costs ..........................................................................................................	$203,220	$136,686
Lease costs disclosed above are presented on a gross basis. A portion of these costs may have been or will be billed to other working interest owners. Our net share of these costs is included in various line items on the accompanying statements of operations or capitalized to proved properties or other property and equipment on the accompanying consolidated balance sheets, as applicable.
We recognize operating lease cost on a straight-line basis. Short-term lease costs are recognized as incurred and represent payments for leases with a lease term of one year or less, excluding leases with a term of one month or less.

19

Camino Natural Resources Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements
Maturities of lease liabilities are as follows:

As of
(in thousands)	December 31,
2026 ...........................................................................................................................................................	$46,619
2027 ...........................................................................................................................................................	901
2028 ...........................................................................................................................................................	922
2029 and after ............................................................................................................................................	2,473
Total undiscounted future lease payments .................................................................................................	50,915
Less present value discount .....................................................................................................................	(2,126)
Present value of lease liabilities .................................................................................................................	$48,789
The table below summarizes the Company's discount rate and remaining lease term as of the periods presented.

	As of December 31,
	2025	2024
Weighted-average discount rate (1) ...........................................................................	7.99%	7.91%
Weighted-average remaining lease term (years) ......................................................	1.10	2.26
(1)The Company's incremental borrowing rate reflects the estimated rate of interest that it would pay to borrow on a collateralized basis over a similar term and amount equal to the lease payments in a similar economic environment.
Contingencies
The Company is subject to litigation and claims arising in the ordinary course of business. The Company accrues for such items when a liability is both probable and the amount can be reasonably estimated. In the opinion of management, the anticipated results of any pending litigation and claims are not expected to have a material effect on the results of operations, the financial position or the cash flows of the Company.
Note 12 - Related Party Transactions
Iron Horse Midstream Holding, LLC
In April 2018, the Company acquired a 40% equity interest in Iron Horse, a midstream company. On April 11, 2018, the
Company entered into a Gas Gathering, Processing and Purchase Agreement ("GGPPA") with Iron Horse to provide gathering, processing and related services for the Company's production. The GGPPA does not contain minimum volume commitments.
Contemporaneously with execution of the GGPPA, the Company and Iron Horse entered into a Side Letter Agreement
(the "Side Letter"), pursuant to which the Company dedicated production from its existing and future leasehold interests in the SCOOP, MERGE and STACK plays in exchange for the opportunity to receive drilling incentive payments of up to $183.3 million over a three-year period. The Company deferred recognition of these incentive payments and recognizes the amounts as a reduction of gathering, processing and transportation expenses over the 20-year term of the agreement.
On July 15, 2025, Sterling Way acquired Iron Horse. In connection with the transaction, Camino Holdings disposed of its previously held 40% ownership interest in Iron Horse and received cash proceeds. For additional discussion, refer to
Note 10 - Equity Method Investments. Separately, Camino Holdings elected to participate as an investor in Sterling Way and contributed $50.0 million in exchange for a 10.1% equity interest in Sterling Way. Following the transaction, Iron
Horse continues to operate as a subsidiary of Sterling Way.
Concurrent with the transaction, Camino entered into an amendment to its GGPPA with Iron Horse and executed a new side letter agreement ("2025 side letter agreement") providing for potential drilling incentive payments for certain qualifying wells. Incentive payments may be earned based on specified development milestones through December 31,
2027, subject to a maximum payment per well and an aggregate cap of approximately $62.0 million. Incentive payments, if earned, will be recorded as deferred amounts and recognized as a reduction of gathering, processing and transportation expenses over the remaining term of the amended GGPPA, which extends through April 11, 2053.

20

Camino Natural Resources Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements
As of December 31, 2025, Camino had received $4.5 million of drilling incentive payments under the 2025 side letter agreement, which are recorded as deferred amounts and will be recognized as a reduction of gathering, processing and transportation expenses over the remaining term of the amended GGPPA.
As of December 31, 2025, accounts receivable and accrued expenses on the accompanying consolidated balance sheets include a $37.7 million receivable from Iron Horse and a $12.4 million payable to Iron Horse. As of December 31, 2024, accounts receivable and accrued expenses include a $25.7 million receivable from Iron Horse and an $8.1 million payable to Iron Horse.
Land Run Minerals II, LLC
Land Run Minerals II, LLC ("Land Run"), a wholly owned subsidiary of the Company, is the owner of certain mineral interests operated by Camino. As of December 31, 2025 and 2024, revenue and royalties payable on the accompanying consolidated balance sheets includes $0.5 million and $0.2 million due to Land Run, respectively.
WRC Energy Holdings, LLC and Shepherd Energy Holdings, LLC
In December 2021, Camino entered into a management services agreement with WRC Energy Holdings, LLC ("WRC"), an NGP affiliated company. The agreement was amended on April 1, 2024, pursuant to which WRC reimburses the
Company for direct expenses attributable to WRC and an allocated portion of shared general and administrative expenses. The allocation is based on the ratio of respective annual budgeted expenditures and lease operating expenses of the Company and WRC. Prior to the amendment, WRC paid the Company a fixed annual management fee of $3.0 million, payable quarterly, and reimbursed direct expenses. The agreement was further amended in June 2025 to include
Shepherd Energy Holdings, LLC ("Shepherd"), under similar terms.
For the year ended December 31, 2025, the Company recorded $10.4 million of reimbursements for direct and shared general and administrative expenses from WRC and Shepherd, of which $9.4M was attributable to WRC and $1.0 million was attributable to Shepherd. For the year ended December 31, 2024, the Company recorded $1.5 million of management fees and $4.3 million of reimbursements for direct and shared general and administrative expenses from
WRC. All amounts received under the agreement are recorded as a reduction of general and administrative expenses in the accompanying consolidated statements of operations.
Note 13 - Subsequent Events
The Company has evaluated subsequent events through April 14, 2026, the date the consolidated financial statements were available to be issued. No subsequent events were identified requiring additional recognition or disclosure in the accompanying consolidated financial statements.

21
Supplemental Disclosures of Oil and Natural Gas Activities (Unaudited)
Costs Incurred for Oil and Natural Gas Producing Activities
The following table sets forth the capitalized costs incurred in the Company's oil, natural gas and NGL production, and development activities for the periods indicated:

	Year Ended December 31,
(in thousands)	2025	2024
Acquisition costs:
Proved properties ..................................................................................................	$1,573	$4,126
Unproved properties ..............................................................................................	5,668	633
Development costs (1) .................................................................................................	404,253	289,842
Total ........................................................................................................................	$411,494	$294,601
(1)Development costs are net of $0.5 million and $0.7 million of asset retirement obligations incurred for the year ended December 31, 2025 and
2024, respectively.
Estimated Quantities of Proved Oil, Natural Gas and NGL Reserves
The reserve estimates presented below and included herein conform to the definitions and guidelines established by the
Securities and Exchange Commission ("SEC"). The Company retained Netherland, Sewell & Associates Inc., an independent petroleum engineering firm, to prepare the estimates of all of its proved reserves as of December 31, 2025 and 2024 and their related pre-tax future net cash flows. The individuals performing reserves estimates possess professional qualifications and demonstrate competency in reserves estimation and evaluation. The estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors.
Reserve estimates are based on an unweighted arithmetic average of commodity prices during the 12-month period, using the closing prices on the first day of each month, as defined by the SEC.

22
As of December 31, 2025, all of the Company's oil and natural gas reserves are attributable to properties within the
United States. The table below presents a summary of changes in quantities of proved oil and natural gas reserves in the
Company's estimated proved reserves:

	Year Ended December 31,
	2025				2024
	Crude Oil MBbls	Natural Gas MMcf	Natural Gas Liquids MBbls	Total MBoe	Crude Oil MBbls	Natural Gas MMcf	Natural Gas Liquids MBbls	Total MBoe
Total proved reserves:
Beginning of the year ...........	30,258	978,412	84,901	278,229	31,012	908,716	79,242	261,706
Extensions, discoveries and improved recovery ................	2,249	241,357	15,446	57,921	4,580	181,967	13,525	48,433
Revisions of previous estimates ...............................	(3,667)	(51,896)	(2,715)	(15,032)	(2,023)	(41,355)	(1,503)	(10,416)
Divestitures of reserves in place	—	—	—	—	—	—	—	—
Production ............................	(3,746)	(81,519)	(7,640)	(24,973)	(3,311)	(70,916)	(6,363)	(21,494)
End of the year .....................	25,094	1,086,354	89,992	296,145	30,258	978,412	84,901	278,229

Proved Developed Reserves:
Beginning of the year ...........	15,787	555,785	49,774	158,193	15,718	551,123	45,939	153,511
End of the year .....................	17,132	638,437	57,099	180,637	15,787	555,785	49,774	158,193
Proved Undeveloped
Reserves:
Beginning of the year ...........	14,471	422,628	35,127	120,036	15,294	357,593	33,303	108,195
End of the year .....................	7,961	447,917	32,894	115,508	14,471	422,628	35,127	120,036
Notable changes in proved reserves for the year ended December 31, 2025 included the following:
•The Company added 57,921 MBoe of proved reserves through extensions, primarily due to drilling activity.
•The Company had net negative revisions of 15,032 MBoe, which is primarily due to a change in the long-term development plan due to well configurations. Additionally, lower weighted average sale prices resulted in negative revisions due to economic well lives changing.
Notable changes in proved reserves for the year ended December 31, 2024 included the following:
•The Company added 48,433 MBoe of proved reserves through extensions, primarily due to drilling activity.
•The Company had net negative revisions of 10,417 MBoe, which is primarily due to a change in the long-term development plan due to well configurations. Additionally, lower weighted average sale prices resulted in negative revisions due to economic well lives changing.
Standardized Measure of Discounted Future Net Cash Flows
The standardized measure of discounted future net cash flows (the "Standardized Measure") relating to proved oil and natural gas reserves has been prepared in accordance with ASC 932, Extractive Activities - Oil and Gas ("ASC 932").
Future cash inflows as of December 31, 2025 and 2024 have been computed by applying average fiscal year prices
(calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month periods ended December 31, 2025 and 2024, respectively) to estimated future production. Future production and development costs are computed by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves, based on year-end costs and assuming the continuation of existing economic conditions. The
Standardized Measure also includes costs for future dismantlement, abandonment and rehabilitation obligations.
The projections should not be viewed as realistic estimates of future cash flows, nor should the Standardized Measure be interpreted as representing current value of the Company. Material revisions to estimates of proved reserves may occur

23
in the future; development and production of the reserves may not occur in the periods assumed; actual prices realized are expected to vary significantly from those used; and actual costs may vary.
The Standardized Measure of discounted future net cash flows relating to proved reserves is presented in the table below for the periods indicated:

	Year Ended December 31,
(in thousands)	2025	2024
Future cash inflows ....................................................................................................	$7,302,406	$6,485,341
Future development costs ..........................................................................................	(3,472,973)	(3,080,155)
Future production costs ..............................................................................................	(543,798)	(687,843)
Future net cash flows .................................................................................................	3,285,635	2,717,343
10% discount to reflect timing of cash flows .............................................................	(1,560,040)	(1,273,264)
Standardized measure of discounted future net cash flows .......................................	$1,725,595	$1,444,079
The Company is treated as a partnership and therefore is not subject to federal income taxes.
The following table summarizes the principal sources in the Standardized Measure of discounted future net cash flows and such changes have been computed in accordance with ASC 932:

	Year Ended December 31,
(in thousands)	2025	2024
Standardized measure of discounted future net cash flows at beginning of the period .........................................................................................................................	$1,444,079	$1,655,115
Sales of oil, natural gas, and NGLs, net of production costs .....................................	(448,178)	(375,237)
Extensions and discoveries, net of future development costs ....................................	200,099	114,076
Change in estimated development costs ....................................................................	213,698	208,495
Net changes in prices and production costs ...............................................................	249,575	(301,016)
Changes in estimated future development costs ........................................................	64,205	44,608
Revisions of previous quantity estimates ...................................................................	(34,314)	(83,233)
Accretion of discount .................................................................................................	144,408	165,511
Net changes in timing of production and other ..........................................................	(107,977)	15,760
Standardized measure of discounted future net cash flows at end of the period ........	$1,725,595	$1,444,079
Future net revenues included in the Standardized Measure relating to proved oil and natural gas reserves incorporate weighted average sale prices (inclusive of adjustments for transportation, quality and basis differentials) for each of the periods indicated below:

	Year Ended December 31,
	2025	2024
Oil (per Bbl) ..............................................................................................................	$65.34	$75.48
Natural gas (per Mcf) .................................................................................................	$3.62	$2.35
NGLs (per Bbl) ..........................................................................................................	$25.02	$25.58